Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this registration statement of Intellicheck Mobilisa, Inc on Form S−3 of our report dated March 11, 2010, appearing in the Annual Report on Form 10-K of Intellicheck Mobilisa, Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the joint Prospectus, which is part of this registration statement.

/s/ Amper, Politziner & Mattia, LLP
New York, New York
May 27, 2010